As filed with the Securities and Exchange Commission on June 15, 2018
Registration No. 333-209704

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIME WARNER LLC
(successor in interest to TIME WARNER INC.)
(Exact name of registrant as specified in its charter)
One Time Warner Center
New York, NY 10019-8016
Delaware	(212) 484-8000	82-2449954
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)
HISTORIC TW INC.
(Exact name of registrant as specified in its charter)
One Time Warner Center
New York, NY 10019-8016
Delaware	(212) 484-8000	13-3527249
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)
HOME BOX OFFICE, INC.
(Exact name of registrant as specified in its charter)
1100 Avenue of the Americas
New York, NY 10036-6712
Delaware	(212) 512-1000	05-0545061
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)
TURNER BROADCASTING SYSTEM, INC.
(Exact name of registrant as specified in its charter)
One CNN Center
Atlanta, Georgia 30303
Georgia	(404) 827-1500	58-0950695
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Paul T. Cappuccio
Executive Vice President
and General Counsel
Time Warner LLC
One Time Warner Center
New York, NY 10019-8016
(212) 484-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
George F. Schoen
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7415
(212) 474-1000

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to the following registration statement of Time Warner Inc. (the “Issuer”) and Historic TW Inc., Home Box Office, Inc. and Turner Broadcasting System, Inc. (the “Guarantors” and, together with the Issuer, the “Registrants”) on Form S-3 (the “Registration Statement”) filed by the Registrants with the Securities and Exchange Commission (the “SEC”):

●
Registration Statement No. 333-209704 on Form S-3ASR filed on February 25, 2016, pertaining to the registration of an indeterminate amount or number of debt securities, preferred stock, common stock and warrants of the Issuer, along with related guarantees in respect of the debt securities by the Guarantors.

On June 14, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 22, 2016, by and among the Issuer, AT&T Inc., a Delaware corporation (“AT&T”), West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T (“Corporate Merger Sub”), and West Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T (“LLC Merger Sub”), Corporate Merger Sub merged with and into the Issuer (the “First Merger”), with the Issuer continuing as the surviving company in the merger and a wholly owned subsidiary of AT&T.  Immediately thereafter, the Issuer merged with and into LLC Merger Sub (the “Second Merger” and, together with the First Merger, the “Transaction”), with LLC Merger Sub continuing as the surviving entity in the merger and a wholly owned subsidiary of AT&T.  Upon the effective time of the Second Merger, the name of LLC Merger Sub was changed from “West Merger Sub II, LLC” to “Time Warner LLC.”

As a result of the Transaction, the Registrants have terminated all offerings of securities pursuant to the Registration Statement.  Accordingly, Time Warner LLC, as successor by merger to the Issuer, and the other Registrants hereby terminate the effectiveness of the Registration Statement and, in accordance with undertakings made by the Registrants in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, remove from registration any and all securities of the Registrants registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2018.

TIME WARNER LLC, as successor by merger to Time Warner Inc.,

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

HISTORIC TW INC.,

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

HOME BOX OFFICE, INC.,

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Assistant Treasurer

TURNER BROADCASTING SYSTEM, INC.,

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Assistant Treasurer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.